UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2022, but effective as of May 25, 2022, Vapotherm, Inc. (the “Company”) and TACNA Services, Inc. (“TACNA”) entered into a Manufacturing Services Agreement (the “Agreement”) in connection with the Company’s previously announced plan to move all of its manufacturing operations from New Hampshire to Mexico and under which TACNA will manage the Company’s manufacturing operations in Mexico for products currently manufactured at the Company’s New Hampshire facility.

Under the Agreement, TACNA will provide a shared Mexican corporation through which the assembly and manufacture of the Company’s products will take place in Mexico. TACNA will prepare all necessary documentation and coordinate the shipment of the Company’s equipment, raw material and finished goods to and from the Company’s facility in Mexico, and will coordinate all necessary governmental and regulatory matters. TACNA, through its Mexican affiliate company, will hire employees as requested and approved by the Company, and the Company will be charged for all related payroll and any severance costs. Additionally, the Company will pay for and act as guarantor for a facility lease and will be responsible for and maintain all requisite assembly and production equipment. The Company will fund all Mexico-based operating costs incurred by TACNA under the Agreement through a pass through cost model.

The Agreement has an initial term of three years (the “Initial Term”) and will automatically renew thereafter. After the Initial Term, either party may terminate the Agreement upon 120 days written notice of intent to terminate. The Agreement also may be terminated by either party in the event of a material breach after giving the non-breaching party written notice if such breach is not cured in 45 days. Upon a termination of the Agreement, all severance obligations relating to labor, all lease termination costs and all windup trailing costs will be the Company’s responsibility and reimbursed to TACNA on a cost pass through basis.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Manufacturing Services Agreement, effective as of May 25, 2022, by and between TACNA Services, Inc. and Vapotherm, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vapotherm, Inc.

Date:	June 3, 2022	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary